Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 333-51137) pertaining to the 1998 Employee Share Incentive Plan and the 1998 Non-Employee Trustees’ Share Option Plan of CentraCore Properties Trust,

(2)	Registration Statement (Form S-8 No. 333-60052) pertaining to the 2000 Stock Option Plan of CentraCore Properties Trust,

(3)	Registration Statement (Form S-8 No. 333-120499) pertaining to the Amended and Restated 2002 Stock Plan of CentraCore Properties Trust,
of our reports dated March 6, 2006, with respect to the consolidated financial statements and schedule of CentraCore Properties Trust (f/k/a Correctional Properties Trust), CentraCore Properties Trust management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of CentraCore Properties Trust, included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ ERNST & YOUNG LLP
Certified Public Accountants

Miami, Florida
March 9, 2006